UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 29, 2019

PVH CORP.
(Exact name of registrant as specified in its charter)
Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 Madison Avenue, New York, New York, 10016 (Address of principal executive offices, and zip code)
Registrant's telephone number, including area code  (212)-381-3500
Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	PVH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On April 29, 2019, the Board of Directors of PVH Corp. (the "Company") amended the Company's By-Laws to implement (a) a proxy access procedure for stockholder director nominations and (b) an advance notice procedure for stockholders to nominate directors or propose other business at any annual or special meeting of the Company's stockholders. A summary of these amendments is provided below.
Proxy Access Procedure
The Company's By-Laws now permit an "eligible stockholder" to nominate, and include in the Company's annual meeting proxy materials, director candidates constituting up to the greater of two directors or 20% of the directors then in office (rounded down), provided that the eligible stockholder and any nominees satisfy the eligibility, procedural and other requirements specified in the By-Laws. An "eligible stockholder" is a stockholder, or a group of up to 20 stockholders, owning at least 3% percent of the Company's outstanding common stock continuously for at least three years as of both the date of the notice of proxy access nomination and the record date for determining stockholders eligible to vote at the applicable annual meeting. An eligible stockholder will be considered the owner of only those shares for which it has full voting and investment rights and full economic interest. The By-Laws require that a notice of proxy access nomination must be received by the Company's Secretary at the Company's principal executive offices not less than 120 days and not more than 150 days prior to the first anniversary of the date that the Company filed its definitive proxy statement for the preceding year's annual meeting with the Securities and Exchange Commission. The By-Laws also require that the eligible stockholder and any director nominee provide certain information, representations and agreements to the Company.
Advance Notice Procedure
The advance notice provision in the By-Laws establishes procedural requirements for stockholders seeking to submit a proposal or director nomination at any annual or special meeting of stockholders. To utilize the advance notice procedure, a stockholder must deliver notice of such proposal or director nomination to the Company's Secretary at the Company's principal executive offices (x) for annual meetings, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the prior year's annual meeting of stockholders or (y) for special meetings, not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and, if applicable, of the nominees proposed by the Board to be elected at such meeting. The proposing stockholder will be required to comply with certain informational requirements in its notice, such as information about any potential director nominee, a description of any business desired to be brought before the meeting and the rationale for such business, and comprehensive information about the proposing stockholder. The By-Laws also require that any director nominee provide certain information, representations and agreements to the Company.
The Company's By-Laws, as amended, are attached as Exhibit 3.1 to this Report and are incorporated herein by reference.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)  Exhibits.
Exhibit No.      Description of Exhibit
3.1 By-Laws of PVH Corp., as amended through April 29, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer Executive Vice President

Date: May 2, 2019